Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A Amendment No. 1 of Waste Services, Inc. of our report dated March 18, 2004 relating to the financial statements of the North Central Florida District (wholly-owned divisions of Allied Waste Industries, Inc.), which appears in the Current Report on Form 8-K of Capital Environmental Resource Inc. dated May 10, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona

July 30, 2004